UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8 - K

                          CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report October 22, 1998


    COMMISSION FILE NO. 0-24812


                     DIVOT GOLF CORPORATION
------------------------------------------------------------------------
      (Exact name of registrant as specified in its charter)


                DELAWARE                            56-1781650
--------------------------------       -----------------------------
       (State or other jurisdiction (I.R.S. Employer Identification No.) incorporation or organization)

             One Tampa City Center, Suite 200, Tampa, FL 33602
------------------------------------------------------------------------------
                  (Address of principal executive offices)


                               (813) 222-0611
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            (Registrant's telephone number, including area code)


Check whether the registrant:  (1) has filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|





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                        DIVOT GOLF CORPORATION

                               FORM 8 - K

                           TABLE OF CONTENTS




Item 1.  Changes in Control of Registrant - None

Item 2.  Acquisition or Disposition of Assets - None

Item 3.  Bankruptcy or Receivership - None

Item 4.  Changes in Registrant's Certifying Accountant - None

Item 5.  Other Events ....................................................Page 3

Item 6.  Resignations of Registrant's Directors - None

Item 7.  Financial Statements and Exhibits - None


Signatures................................................................Page 4



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ITEM 5.  Other Events

     On October 22, 1998, the Company received a letter from the Nasdaq Stock Market, Inc. ("Nasdaq") notifying the Company that its securities are scheduled to be delisted from the Nasdaq SmallCap Market effective the close of business on January 22, 1999. The reason stated for delisting is the Company's failure to meet the bid price requirement as set forth in Nasdaq Marketplace Rules.

     Nasdaq's letter to the Company stated that it recognized that the Company's failure to meet the minimum bid price requirement may be a temporary situation. Nasdaq will take no delisting action with respect to the bid price deficiency at this time. Instead, Nasdaq will provide the Company ninety (90) calendar days within which to regain compliance with the minimum bid price requirement. If at anytime within ninety (90) calendar days beginning on October 22, 1998, the Company's common stock reports a closing bid price of at least $1.00 for ten
(10) consecutive trading days, it will have complied with the minimum bid price requirement. The Company also has the option to request a hearing by the scheduled delisting date. If the Company requests a hearing, the delisting would be stayed until the hearing date.


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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                                        DIVOT GOLF CORPORATION

                                       /s/Clifford F. Bagnall
                                     -------------------------------------------
                                    Clifford F. Bagnall, Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

Date: October 28, 1998



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